UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

GenTek Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14789	02-0505547

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

90 East Halsey Road, Parsippany, NJ	07054

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code:	(973) 515-3221

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.     REGULATION FD DISCLOSURE

On April 30, 2004, GenTek announced that it had filed an amendment to the shelf registration statement required by the registration rights agreement entered into by GenTek and certain former creditors who received common stock in connection with the Company’s reorganization under Chapter 11. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTEK INC.

(Registrant)

Date:	May 3, 2004	By:	/s/ Matthew R. Friel

Name:	Matthew R. Friel
Title:	Vice President and Chief Financial Officer

Exhibit Index

Number	Title

99.1	Press release, dated April 30, 2004, announcing the Company's filing of an amendment to the shelf registration statement required by its registration rights agreement.